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                                                                    EXHIBIT 23.3

                      [MORRISON & FOERSTER LLP LETTERHEAD]



                               February 10, 2000





Verio Inc.
8005 South Chester Street, Suite 200
Englewood, Colorado  80112

Ladies and Gentlemen:

     With regard to our opinion regarding tax matters, previously included as an exhibit in the Registration Statement (registration number 333-91051), as amended, of Verio Inc., a Delaware corporation, filed on Form S-3 with the Securities and Exchange Commission on January 25, 2000 (the "Registration Statement"), we hereby consent to all references to us in any supplements and amendments to the Registration Statement or the prospectus constituting a part of the Registration Statement, in each case as such references relate to our opinion regarding tax matters. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        /s/ Morrison & Foerster LLP